                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       CORNING INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS
TO BE HELD NOVEMBER 8, 2000
AND PROXY STATEMENT

[LOGO]

                      ------------------------------------

PLEASE NOTE THE ACCOMPANYING
PROXY STATEMENT AND PROXY CARD

It is important that your shares be represented and voted at the meeting regardless of the number you may hold. We ask that you sign, date and return the enclosed proxy card in favor of the proxy committee designated by the Board of Directors.

Instead of submitting your proxy card by mail, you may vote electronically via the Internet or by telephone. Shareholders of record may vote telephonically by calling 877-587-0755 or over the Internet at HTTP:// WWW.COMPUTERSHARE.COM/USPROXY. The telephone number is available only for calls originating in the United States or Canada. The Internet and telephone arrangements are described in greater detail at the bottom of Corning's proxy card.

Please note that there are separate Internet and telephone voting arrangements for shareholders who hold their shares through a bank, broker or another. If you hold your shares through another, you should check the proxy card or other information provided by the bank, broker or other holder to determine the voting options available.

NOTICE OF SPECIAL MEETING

TO SHAREHOLDERS OF CORNING INCORPORATED:

A Special Meeting of Shareholders of Corning Incorporated will be held in Corning's offices, One Riverfront Plaza, Corning, New York, on Wednesday, November 8, 2000 at 4:00 o'clock P.M. The principal business of the meeting will be:

(a) To adopt an amendment to Corning's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.50 par value, from 1,200,000,000 shares to 3,800,000,000 shares;

(b) To adopt the 2000 Employee Equity Participation Program; and

(c) To transact such other business as may properly come before the meeting.

A. John Peck, Jr.
Vice President and Secretary

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
September 19, 2000

PROXY STATEMENT

  SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 8, 2000. The enclosed proxy is solicited by the Board of Directors of Corning Incorporated, Corning, New York 14831. Corning started mailing this Notice of Special Meeting and Proxy Statement and the enclosed proxy to holders of its Common Stock and Series B 8% Convertible Preferred Stock on or about September 28, 2000. This Notice of Special Meeting and Proxy Statement and the proxy are also available on Corning's Internet site at HTTP://WWW.CORNING.COM/INVESTOR/ INDEX.HTML.

  Corning's Board of Directors has approved a three-for-one stock split in the form of a 200% stock dividend that is to be paid on October 3, 2000 to holders of record on September 5, 2000. Information about shares and per share data in this Proxy Statement have been adjusted to reflect this stock split.

  If you own beneficially Preferred Stock through Corning's Investment Plans or were listed as a holder of Common Stock on Corning's books at the close of business on September 19, 2000, you are entitled to notice of and to vote at the meeting. On September 6, 2000, Corning had outstanding 883,822,245 shares of Common Stock, each entitled to one vote, and 89,197 shares of Preferred Stock, each entitled to fourteen votes. Please note that the number of shares appearing on your proxy card are on a "pre-split" basis, as the record date for this meeting preceded the distribution date for the three-for-one stock split.

VOTING BY PROXY

  If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy" (the individuals serving on the proxy committee named on your proxy card) will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  - FOR the increase in the number of authorized shares of Common Stock.

  - FOR the adoption of the 2000 Employee Equity Participation Program.

  - If any other matter is properly presented at the meeting, your proxy will vote on that matter in his discretion.

  If you give a proxy, you may revoke it by written notice to Corning prior to the meeting, by written notice to the Secretary at the meeting or by delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) at any time prior to being voted at the meeting. Each valid and timely proxy not revoked will be voted at the meeting in accordance with your written or electronic instructions.

VOTING PROCEDURES

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when one holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary power to vote with respect to that item and has not received instructions from the beneficial owner.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote is required to approve the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the 2000 Employee Equity Participation Program.

  An abstention or a broker "non-vote" is counted as a vote against the proposal to amend the Certificate of Incorporation and to adopt the 2000 Employee Equity Participation Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  (a) To the knowledge of the management, the following owned more than 5% of Corning's outstanding shares of Common Stock as of December 31, 1999:

                                                      SHARES OWNED              PERCENT
NAME AND ADDRESS                                      AND NATURE OF             OF
OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP      CLASS
----------------------------------------------------------------------------------------
Capital Research and Management Company                 39,685,500 Common(1)      5.38%
333 South Hope Street
Los Angeles, CA 90071

----------------------------------------------------------------------------------------

(1) Capital Research and Management Company has sole investment power and no voting power with respect to such shares, as reported in Amendment No. 1 to
    Schedule 13G filed by Capital Research and Management Company as of December 31, 1999.

  (b) The number of shares of Corning's Common Stock (and the voting equivalent represented by shares of Preferred Stock) owned by directors, by the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") and by all directors and executive officers as a group as of July 31,

2000 is set forth below. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

                                         SHARES OWNED
                                         AND NATURE                           PERCENT
                                         OF BENEFICIAL                        OF
NAME                                     OWNERSHIP(1)(2)(3)                   CLASS(7)
--------------------------------------------------------------------------------------
DIRECTORS

John S. Brown                                    23,037(4)                        --
--------------------------------------------------------------------------------------

John H. Foster                                   24,237(4)                        --
--------------------------------------------------------------------------------------

Gordon Gund                                     907,488(4)                        --
--------------------------------------------------------------------------------------

John M. Hennessy                                 30,276(4)                        --
--------------------------------------------------------------------------------------

James R. Houghton                             1,771,404(5)                        --
--------------------------------------------------------------------------------------

James J. O'Connor                                28,488(4)                        --
--------------------------------------------------------------------------------------

Catherine A. Rein                                13,986(4)                        --
--------------------------------------------------------------------------------------

Deborah D. Rieman                                13,950                           --
--------------------------------------------------------------------------------------

H. Onno Ruding                                   24,276(4)                        --
--------------------------------------------------------------------------------------

William D. Smithburg                             35,037(4)                        --
--------------------------------------------------------------------------------------

NAMED EXECUTIVE OFFICERS

(*also serve as directors)

Roger G. Ackerman*                          1,680,429                           --
------------------------------------------------------------------------------------

Charles W. Deneka                             207,507                           --
------------------------------------------------------------------------------------

Norman E. Garrity*                            799,155                           --
------------------------------------------------------------------------------------

John W. Loose*                              1,153,098                           --
------------------------------------------------------------------------------------

Wendell P. Weeks                              498,909                           --
------------------------------------------------------------------------------------

All Directors and Executive
Officers as a Group                         9,953,545(6)                      1.13%
------------------------------------------------------------------------------------

(1) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning's Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning's Stock Option Plans. Messrs. Ackerman, Garrity, Houghton, Loose and Weeks have the right to purchase 764,286; 190,500; 533,607; 441,339; and 221,850 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 3,299,025 such shares.

(2) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning's Restricted Stock Plans for Non-Employee Directors.

(3) Includes shares of Common Stock and the voting equivalent in Preferred Stock, on the basis of fourteen shares (on a post-split basis) of Common Stock for each share of Preferred Stock, held by The Chase Manhattan Bank, N.A. as the trustee of Corning's Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. Shares of Preferred Stock may be held only by the trustee. The power to dispose of shares of Common and Preferred Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Ackerman, Deneka, Loose and Weeks, and all directors and executive officers as a group the equivalent of 81,642; 132; 43,494; 7,422 and 280,102 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 23,619,419 shares of Common Stock (being 2.6% of the Class), being 22,312,197 shares of Common Stock and the voting equivalent of 93,373 shares of Preferred Stock (being 100% of the Class).

(4) In addition, Messrs. Brown, Gund, Hennessy, O'Connor, Ruding and Smithburg and Ms. Rein have credited to their accounts the equivalent of 11,199; 33,504; 40,041; 29,334; 6,897; 55,746 and 8,169 shares, respectively, of Common Stock in phantom form under Corning's Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

(5) Includes 631,278 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton as income beneficiary. Does not include 14,786,943 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

(6) Does not include 122,925 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7) Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.

                                 PROPOSAL ONE--
                      INCREASE IN AUTHORIZED COMMON SHARES

  The Board of Directors has approved a three-for-one stock split with a record date of September 5, 2000 and a distribution date of October 3, 2000. After giving effect to this stock split, Corning will have issued approximately 960,000,000 shares of Common Stock out of 1,200,000,000 shares authorized. The Board of Directors has therefore approved an amendment to Corning's Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 1,200,000,000 to 3,800,000,000 shares. The Board has directed that the amendment be submitted for consideration and action at the Special Meeting.

VOTE REQUIRED

  The proposed amendment requires the affirmative vote of a majority of the total number of outstanding shares of the Common and Preferred Stock entitled to vote at the meeting.

REASONS FOR THE AMENDMENT

  The Board believes it is in Corning's best interest to provide additional flexibility to issue securities from time to time for a number of business purposes.

  As of September 6, 2000, Corning had outstanding 883,822,245 shares of Common Stock and had an aggregate of 45,325,704 shares reserved for issuance under various stock-based incentive plans--its Stock Option Plans, its Incentive Stock Plans, its Worldwide Employee Share Purchase Plan and upon exercise of substitute stock options granted and contingent consideration payable in connection with several acquisitions. There are also 7,598,319 shares reserved for issue upon conversion of outstanding Convertible Subordinated Debentures of Oak Industries, a recently acquired subsidiary, and Corning's Preferred Stock. In addition, 75,906,465 shares are held as treasury stock.

  The Board believes it advisable to increase the authorized number of shares of Common Stock because there may be insufficient shares available for issuance from time to time for purposes which the Board may determine to be in Corning's interest. These purposes would include financing growth, stock splits, stock dividends, providing shares for employee benefit plans, dividend reinvestment plans, possible future acquisitions and other general corporate purposes related to the development and expansion of the corporate enterprise. The Board believes it will be advantageous to be able to act promptly with respect to investment or acquisition opportunities without the expense and delay involved in convening special shareholder meetings to authorize additional shares which may be issued in connection with such opportunities. Corning is not currently planning any material acquisition or recapitalization, although such matters may be considered from time to time.

  While the Board believes it advisable to increase the number of authorized shares of Common Stock for the reasons set forth above, the Board realizes that the increase in the number of authorized shares of Common Stock could be used for anti-takeover purposes as Corning could issue additional shares to make more difficult or discourage an attempt to acquire control of Corning. Corning is not aware of any effort to accumulate its securities or obtain control by means of a tender offer, proxy contest or otherwise. The amendment is being proposed to provide additional flexibility to finance growth.

  The consolidated financial statements, audited by PricewaterhouseCoopers LLP, which are contained in Corning's 1999 Annual Report which has been mailed to Corning's security holders pursuant to Rule 14a-3(b) of Regulation 14A of the General Rules and Regulations under the Securities and Exchange Act of 1934, are incorporated in this document by reference.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL TWO--
                   2000 EMPLOYEE EQUITY PARTICIPATION PROGRAM

  OVERVIEW. In 1998 Corning adopted an Employee Equity Participation Program (the "1998 Program"), which was a continuation of similar programs first adopted in 1974. The 1998 Program expires by its terms in June 2003. The 1998 Program was designed to provide a flexible mechanism to permit employees to obtain equity ownership in Corning, thereby increasing their proprietary interest in Corning's growth and success. The Board of Directors believes that equity incentives are important in this competitive environment. The Board of Directors has approved the 2000 Employee Equity Participation Program (the "2000 Program") and directed that it be submitted to shareholders for approval at this time.

  Corning is seeking shareholder approval for the 2000 Program to be better able to attract and retain employees in the extremely competitive, high growth markets in which Corning operates. Through acquisitions and internal growth, Corning has doubled the size of its worldwide employee workforce within the past year. The ability to continue to attract new employees and to retain employees is a critical element in Corning's plans for future growth. The 2000 Program will enable Corning to provide equity incentives as a vital component of Corning's total compensation program.

  The 2000 Program permits the grant of stock options (the "2000 Stock Option Plan") and the award of shares (the "2000 Incentive Stock Plan"). An affirmative vote of a majority of the shares of Corning's Common Stock cast at the meeting is necessary to approve the 2000 Program. The 1998 Program will terminate upon approval of the 2000 Program. In the event shareholders do not approve the 2000 Program, the 1998 Program will continue until its scheduled expiration in June 2003 or until shares available thereunder are exhausted.

  A summary of the principal features of the 2000 Program follows. The principal similarities and differences between the 2000 Program and the 1998 Program are discussed at the end of this summary. Corning will send without charge the 2000 Program to any shareholder who requests a copy.

  COMMITTEE.  The 2000 Program will be administered by a committee (the

"Committee") appointed by the Board of Directors, consisting of three or more directors, each of whom meets each of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and the definition of an "outside director" under the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code. The Committee will report to the Board of Directors the individuals who are selected to participate in the 2000 Program and the extent of their participation in the 2000 Stock Option Plan or the 2000 Incentive Stock Plan. No member of the Committee or non-employee member of the Board shall be eligible to participate in the 2000 Program. The Committee may delegate to an executive officer of Corning certain rights and responsibilities, including the right to grant awards to individuals except that only the Committee may grant awards or options to officers and to persons who are not employees.

  ELIGIBILITY. The Committee will select the individuals who shall be eligible to participate in the 2000 Stock Option Plan and the 2000 Incentive Stock Plan. These individuals shall include key executive, managerial and technical employees (including officers and employees who are directors) as well as other persons who, while not employees, provide substantial advice or other assistance or services to Corning and its subsidiaries (these individuals, collectively, are referred to as "employees").

  It is expected that the 2000 Program will be administered in a manner similar to the 1998 Program.

  STOCK. Under the 2000 Program, the maximum number of shares of Corning Common Stock that may be optioned or granted to eligible participants shall be:
(i) for the period ending December 31, 2000, 15,000,000 shares plus the actual number of shares of Common Stock available for option or grant under the 1998 Program (1,866,681 shares at July 31, 2000 on a post-split basis, which shares shall be available only for the grant of stock options); (ii) for calendar years beginning January 1, 2001, on an annual basis, 3.5% of Corning's Common Stock outstanding as of the end of the preceding calendar year. Shares available for option or grant in a given year but not actually granted in such year may be carried over and used in a succeeding year.

  The following shares granted under the 1989 Employee Equity Participation Program, the 1994 Employee Equity Participation Program, the 1998 Program or the 2000 Program shall be made available for subsequent grant or award under the 2000 Program: (i) shares from expired or forfeited options; (ii) shares withheld for the payment of taxes; (iii) shares that are cancelled without delivery; and
(iv) shares covered by an award (or portion of an award) that is settled in cash.

  The following shall increase the maximum number of shares available for grant under the 2000 Program: (i) shares tendered, either actually or by attestation, to Corning as full or partial payment to exercise stock options; (ii) shares issued or options granted to settle, assume or substitute outstanding awards or obligations to grant future awards as a condition to the purchase, merger or consolidation of another entity by Corning; and (iii) shares unallocated and available for grant under a stock plan of another entity acquired by Corning, based on the applicable exchange ratio.

  Shares of Corning's Common Stock which are optioned or awarded under the 2000 Program may be either treasury shares or authorized but unissued shares.

  The 2000 Program provides for appropriate adjustments in the aggregate number of shares subject to the Program and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of Corning resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by Corning, or a merger or consolidation in which Corning is the survivor. The 2000 Program also provides that in any merger or consolidation in which Corning is not the survivor and in which awards are not granted in substitution of awards outstanding under the 2000 Stock Option Plan, or predecessor option plans, the Committee may make provision for adjustments and/or settlements as it deems appropriate and consistent with the Plan's purposes.

  STOCK OPTION PLAN. Under the 2000 Stock Option Plan, the Committee may grant to eligible employees either non-qualified or "incentive stock" options, or both, to purchase shares of Corning's Common Stock at not less than 100% of fair market value on the date of grant. No stock option shall be outstanding for more than 10 years. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time. The number of shares covered by incentive stock options that may be first exercised by an individual in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. The maximum number of shares that may be issued in connection with stock options intended to comply with Section 422 of the Internal Revenue Code shall be 50,000,000, and such number shall not be subject to annual adjustment. No incentive stock option may be granted to a non-employee. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 2000 Stock Option Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are not assignable or transferable except for limited circumstances such as death and, with the consent of the Committee, to certain family members to assist with estate planning. The Committee may establish rules and procedures to permit an optionee to defer recognition of gain upon the exercise of a stock option.

  The 2000 Stock Option Plan permits the granting of stock appreciation rights which permit an optionee to receive in cash or Common Stock (as determined by the Committee) an amount equal to the difference between the fair market value on the date of grant and the market price of the Common Stock on the date the right is exercised. No stock appreciation right shall be outstanding for more than 10 years.

  The option price is to be paid to Corning by the optionee in full concurrently with the issuance or delivery of the stock. The optionee may pay the option price in cash or with shares of Corning's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares are issued upon exercise of the option.

  Under the 2000 Stock Option Plan the Committee may grant so-called "restoration" options pursuant to which an optionee who uses shares of Corning's Common Stock to pay the purchase price of an option receives on the date of exercise an additional option to purchase shares of Corning's Common Stock. Such additional option shall cover the number of shares tendered in payment of the option price and tax withholding obligations, shall be at the then fair market value of the Corporation's Common Stock, shall become exercisable only after the lapse of twelve months and shall expire on the date of the original option. The Committee may impose additional conditions upon the grant of restoration options.

  INCENTIVE STOCK PLAN. Under the 2000 Incentive Stock Plan, the Committee may award to eligible employees up to 3,000,000 shares, or the right to receive shares (including the right to receive cash payment in lieu of delivery of shares), of Corning's Common Stock. The Committee shall determine the number of shares, which are to be awarded to individual employees and the number of rights covering shares to be issued. The Committee shall determine the conditions, restrictions and contingencies to be placed upon the grant of shares. These conditions and contingencies may include the attainment of predetermined performance goals, such as operating or net profits, cash flow, earnings per share, profit returns, margins, revenues, shareholder returns and/or value, stock price, economic value added and working capital and any other goal that meets the requirements of Section 162(m) of the Internal Revenue Code. The shares awarded to or earned by individual employees shall be subject to transfer restriction and/or forfeiture for a period of time as determined by the Committee in its discretion. The restrictions on transfer and the possibility of forfeiture may be waived, with the approval of the Committee, if an employee's employment relationship is terminated by reason of death, disability or retirement with Corning's consent or by reason of a subsidiary ceasing to be such. In addition, the Committee may remove, in its discretion and in whole or in part, the restrictions on sale or transfer and the possibility of forfeiture in the event of the termination of employment if circumstances so warrant. Shares may be issued to recognize past performance either generally or upon attainment of specific objectives. Shares issuable for performance will be payable only to the extent that the Committee determines that an eligible employee has met such objectives and will generally be valued as of the date of such determination. No employee shall have any right to receive shares based upon the attainment of objectives prior to the expiration of the date set for the performance of his objectives unless (i) otherwise determined by the Committee or (ii) his employment is terminated by reason of disability or retirement, in each case with the consent of Corning.

  PROGRAM LIMITATIONS. No one individual may receive under the 2000 Program stock awards in any form (i.e., options, stock appreciation rights or shares of restricted stock) covering more than 1,500,000 shares of Corning's Common Stock in any year computed on a cumulative basis. In addition, the maximum annual award for any performance period intending to qualify under Section 162(m) of the Internal Revenue Code that may be made to any one individual to settle a stock or cash award is $15,000,000, the value of the shares of Corning's Common Stock being their fair market value on the date of the award by the Committee.

  TAXATION. Corning believes that the federal income tax consequences of the 2000 Program are as follows:

  2000 STOCK OPTION PLAN. An optionee who exercises a non-qualified option granted under the 2000 Stock Option Plan will recognize compensation taxable as ordinary income (subject to withholding) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and Corning or the subsidiary employing the optionee will be entitled to a deduction from income in the same amount. The optionee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis. The capital gain or loss on disposition of the shares will be either long-term or short-term depending on the holding period of the shares.

  If all applicable requirements of the Internal Revenue Code with respect to incentive stock options are met, including the requirement that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, no income to the optionee will be recognized and no deduction will be allowable to Corning at the time of the grant or exercise of an incentive stock option. The excess of the fair market value of the shares at the time of exercise over the amount paid is an item of tax preference, which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised after three months of termination of employment, or if the shares are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price and Corning will be entitled to a deduction from income in the same amount. Any excess of the sale price over the fair market value on the date of exercise will be taxed as a capital gain. If the shares are held for more than one year from the date of exercise and more than two years from the date of grant, the optionee will be entitled to a long-term capital gain or loss when he disposes of the shares and Corning will not be entitled to a deduction.

  2000 INCENTIVE STOCK PLAN. Shares of Common Stock which are not subject to restrictions and possibility of forfeiture and which are awarded to an employee under the 2000 Incentive Stock Plan will be treated as ordinary income, subject to withholding, to an employee at the time of the transfer of the shares to him and the value of such awards will be deductible by Corning or by the subsidiary employing the employee at the same time and in the same amount. Shares granted subject to restrictions and possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for Corning at the time of award. However, when such shares become free of restrictions and possibility of forfeiture, the fair market value of such shares at that time (i) will be treated as ordinary income to the employee and (ii) will be deductible by Corning or by the subsidiary employing the employee.

  Alternatively, an employee receiving shares subject to restriction and possibility of forfeiture may elect to include in his gross income, for the taxable year in which such shares are transferred to him, the fair market value of such shares at that time; in such case, he need not include any amount in gross income at the time the shares become free of restrictions and possibility of forfeiture. However, an employee making such an election will not be allowed a deduction if the shares are subsequently forfeited.

  The employee will have a tax basis for the shares equal to their fair market value at the time they are included in gross income and will realize long-term or short-term capital gain on disposition of the shares depending upon the holding period of the shares, which will commence at the time the employee is deemed to be in receipt of ordinary income with respect to such shares.

  AMENDMENT, ADMINISTRATION AND TERMINATION. The 2000 Program has a term of five years and no shares may be optioned or awarded and no rights to receive shares may be granted after the expiration of the 2000 Program. The Board of Directors is authorized to terminate or amend the 2000 Program, except that it may not increase the number of shares available thereunder, decrease the price at which options may be granted, or extend the term of the 2000 Program or options granted thereunder without the approval of the holders of a majority of the outstanding shares of Common Stock of Corning cast at a meeting at which such matter is considered. To the extent any provision of the 2000 Program fails to comply with any condition of Rule 16b-3 of the Securities Exchange Act of 1934, such provision shall be null and void to the extent permitted by law.

  PRINCIPAL SIMILARITIES. The 2000 Program is similar to the 1998 Program in the following respects:

 (i) The 2000 Program provides for the transferability of stock options under limited circumstances.

 (ii) The 2000 Program allows the Committee to settle, assume or substitute outstanding awards or obligations to grant future awards as a condition of Corning acquiring another entity without reducing the number of shares available for delivery under the 2000 Program.

(iii) The 2000 Program makes provision for the grant of stock appreciation rights and the deferral of recognition of gain upon the exercise of a stock option.

 (iv) The 2000 Program makes provision for the settlement of long-term incentives in cash.

 (v) The 2000 Program permits the grant of restoration options.

 (vi) Exceptions to the transfer restriction and forfeiture provisions under the 1998 Stock Incentive Plan for death, disability, retirement and sale or other disposition of a subsidiary are also applicable to the 2000 Incentive Stock Plan.

  PRINCIPAL DIFFERENCES. The 2000 Program is basically a continuation of the 1998 Program. However, it does differ from the 1998 Program in the following respects:

 (i) Under the 2000 Program, the number of shares that can be granted as incentive stock awards is limited to 3,000,000. The 1998 Program, limited incentive stock awards to 6,000,000 (on a post-split basis).

 (ii) The 2000 Program allows the Committee to increase available shares under the 2000 Program by the exchange ratio times the number of unallocated shares available for grant under the stock plan of another entity acquired by Corning.

(iii) Over the term of the 2000 Program, the maximum number of shares of Corning Common Stock or options to purchase the same granted to any one individual for any performance period intending to qualify under Section 162(m) of the Internal Revenue Code is 1,500,000 shares (computed on a cumulative basis) and the maximum annual award that can be made to any individual in the form of stock and/or cash is $15,000,000. The maximum number of shares to any one individual for any performance period under the 1998 Program was 4,800,000 shares (on a post-split basis) and the maximum annual award in the form of stock and/or cash was $5,000,000.

 (iv) The 2000 Program allows the Committee to award shares and stock option grants to non-employees (other than members of the Board of Directors). The 1998 Program did not permit the Committee to award shares or stock options to non-employees.

 (v) The 2000 Incentive Stock Plan allows the Committee to determine the minimum restriction and/or forfeiture period for shares awarded to participants. The 1998 Incentive Stock Plan generally imposed a minimum period of three years after the grant date during which time the participant was subject to transfer restrictions on, or the possibility of forfeiture of, the awarded shares.

 (vi) The 2000 Program allows the Committee the flexibility to grant restoration options based on the number of shares of Corning Common Stock tendered by an optionee to pay the option exercise price plus related tax withholding obligations. The 1998 Program permitted the Committee to award restoration options on shares used to pay the option exercise price but did not permit the award of restoration options on shares used to pay tax withholding obligations.

(vii) The 2000 Program includes several additional types of predetermined performance goals the Committee may use to impose the conditions, restrictions and contingencies upon the grant of shares or the grant of a right to receive shares or cash in the future. In addition to the performance criteria set forth in the 1998 Program, the following criteria are included: cash flow, return of capital and economic value added.

  COST. It is not possible to state in advance the total amount, which Corning will be required to charge to operations under the 2000 Program. That amount will depend upon many factors, including the fair market value of Corning's Common Stock and the degree to which participants are meeting specific goals. Under the 1998 Program, however, Corning charged to operations during the last three calendar years on average not more than $10,000,000 per year.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                  2000 EMPLOYEE EQUITY PARTICIPATION PROGRAM.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
 (THE INFORMATION CONCERNING COMPENSATION MATTERS IS THE SAME INFORMATION WHICH APPEARED IN CORNING'S PROXY STATEMENT DATED MARCH 6, 2000 IN CONNECTION WITH THE
                    ANNUAL MEETING HELD ON APRIL 27, 2000.)

  The Compensation Committee of the Board of Directors, composed entirely of non-employee directors, administers executive compensation at Corning. The following is the Committee's report.

  The Compensation Committee reviews and recommends executive compensation levels, cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action.

  The philosophy underlying, and the strategies guiding, the Committee's recommendations regarding the compensation program, the impact of performance within that program and a description of actions affecting 1999 compensation for Mr. Ackerman, Chairman of the Board and Chief Executive Officer, are discussed below.

COMPENSATION PHILOSOPHY

  The Committee believes that executive compensation should be based on objective measures of performance at the individual, corporate and applicable business unit level, should be driven by the long-term interests of the shareholders and should be directly linked to corporate performance.

COMPENSATION STRATEGY

  The basic strategic compensation principles are as follows:

  - Executive compensation will reward performance and contribution to shareholder value and be competitive with positions of similar responsibility at other companies of comparable complexity and size.

  - As employees assume greater responsibilities, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long- and short-term nature) generated by achievement of objectives producing long-term growth in corporate performance and shareholder value.

  - Performance-based equity incentives, including stock option grants, are effective ways to align the long-term interests of employees with those of shareholders.

  - Stock ownership fosters commitment to long-term shareholder value. Executives are encouraged to own and hold Common Stock through the design of Corning's long-term equity plans and in communications which stress the commitment to long-term value.

  - The benefits package for executives will be substantially identical to that offered to all salaried employees and will be designed to encourage long-term commitment to Corning.

  The executive compensation program consists of three elements: base salary; annual cash incentives; and long-term incentives, including cash, equity and stock options. The Committee tests annually each element of the compensation program against market surveys provided by several independent compensation consultants. These surveys currently include companies engaged in a variety of manufacturing and service industries, many of which are "Fortune 500" companies, and companies included in the S&P 500 Index and some of which are included in the S&P Diversified Manufacturing Index.

COMPENSATION DEDUCTIBILITY

  As a matter of practice, the Committee intends to set performance-based goals annually under the Variable Compensation Plan and the long-term incentive plan (known as the Corporate Performance Plan) and to deduct compensation paid under these Plans to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PROGRAM

  The annual compensation of the named executives shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, and the Committee's recommendations to adjust salary levels and bonus targets, are based on an individual's responsibilities, overall corporate performance, external comparative compensation information and performance against established financial goals, such as return on equity, net income and earnings per share.

  Annual variable incentives are paid in cash through the Variable Compensation Plan pursuant to which the Committee sets minimum, target and maximum awards based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Committee. In 1999, actual performance was very strong and exceeded the financial goals established by the Committee.

  Under the 1998 Employee Equity Participation Program and predecessor programs, Corning developed a series of performance-based plans which provide the mechanism to reward improvement in corporate performance as measured by earnings per share.

  In 1999, the Committee approved a new performance-based executive compensation plan in order to realign executive compensation with the external marketplace and the interests of shareholders. Under this plan, the Committee has placed greater emphasis on the value of stock options and has established multi-year performance cash targets for each named executive officer.

  In December 1999, the Committee granted to the named executive officers stock options for 2000 and performance-based cash awards for the three-year performance period 2000-2002. These stock option grants are indicated in the Option Grant Table.

  The pension and welfare benefits provided to executives are substantially equal to those provided to all salaried employees. Employees whose pensionable earnings exceed federal limits, and who participate in the underlying qualified plans, are eligible to participate in non-qualified supplemental pension and supplemental investment plans.

CEO COMPENSATION ACTIONS--1999

  1999 was a year of significant accomplishment with outstanding financial performance, after a disappointing 1998. All of the executive compensation programs reflect the improved results in 1999 as compared to 1998.

  BASE SALARY:  Effective January 1, 1999, the Committee increased
Mr. Ackerman's base salary for 1999 by 4.5%, from $780,000 per annum to $815,000 per annum, while maintaining his incentive target for 1999 at 85% of base salary.

  ANNUAL INCENTIVES:  Mr. Ackerman's bonus for 1999 was composed of two parts:
First, Mr. Ackerman received 170% of his 1999 base salary under the Variable Compensation Plan. This award was based on Corning's achieving net profit after tax equivalent to 200% of the target opportunity the Committee set in February 1999. Second, Mr. Ackerman received 8.54% (1999 minimum = 0%;
maximum = 10%) of his base salary under the Corporation's GoalSharing Plan, a variable compensation plan available to almost all employees.

  LONG-TERM INCENTIVES: In December 1999, Mr. Ackerman was awarded options covering 107,000 shares of Corning Common Stock for 2000 and a performance cash target incentive of $1,125,000 for the 3-year cycle, 2000-2002, under the Corporate Performance Plan.

CONCLUSION

  The Committee believes that the quality of executive leadership significantly affects long-term performance and that it is in the best interest of the shareholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards. One of the Committee's primary goals is to relate compensation to corporate performance. Based on Corning's performance in 1999, the Committee believes that Corning's current executive compensation program meets such standards and has contributed, and will continue to contribute, to Corning's success and the long-term success of its shareholders.

The Compensation Committee:
James W. Kinnear, Chairman
James J. O'Connor
William D. Smithburg

PERFORMANCE GRAPH

  The following graph illustrates the cumulative total shareholder return over the last five years of Corning's Common Stock, the S&P 500 and the S&P Diversified Manufacturing Companies (in which Corning is included). The graph includes the capital weighted performance results of those companies in the diversified manufacturing companies classification that are also included in the S&P 500. Prior to 1997 Corning compared its shareholder return to the S&P Miscellaneous Industrial Companies classification. This classification is no longer published.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                          AMONG CORNING INCORPORATED,
             S&P 500 AND S&P MANUFACTURING (DIVERSIFIED) COMPANIES
                       (FISCAL YEARS ENDING DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 1994  1995   1996   1997   1998   1999
Corning Incororated               100  109.5  160.8  156.2  193.1  559.5
S&P 500                           100  137.6  169.1  225.5    290    351
S&P Manufacturing (Diversified)   100  140.8  194.1  231.1  267.8  328.3

EXECUTIVE COMPENSATION

  The following tables and charts show for the last three years the compensation paid by Corning to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term Compensation
                                                                       -----------------------------------
                        Annual Compensation                                    Awards             Payouts
--------------------------------------------------------------------   -----------------------   ---------
                                                             Other                                              All
                                                            Annual     Restricted   Securities   Incentive     Other
       Name and                                             Compen-      Stock      Underlying     Plan       Compen-
  Principal Position      Year      Salary      Bonus      sation(1)   Awards(2)    Options(3)    Payouts    sation(4)
  ------------------    --------   --------   ----------   ---------   ----------   ----------   ---------   ---------
Roger G. Ackerman,        1999     $815,000   $1,455,101    $81,839    $       --    113,226        $0        $72,995
  Chairman of             1998      780,000      367,107     72,234       582,188    207,000         0        120,551
  the Board               1997      750,000    1,172,250     82,213     2,918,156     14,000         0         95,285

Norman E. Garrity,        1999      555,000      824,397     98,859     1,910,000     56,000         0         41,295
  President,              1998      530,000      209,297     68,674       329,913    127,000         0         67,848
  Corning Technologies    1997      500,000      606,500     61,310     1,778,081     32,000         0         56,834

John W. Loose,
  President,              1999      555,000      824,397     36,086     2,865,000     66,666         0         47,195
  Corning                 1998      530,000      209,297     63,783       465,750    127,000         0         70,179
  Communications          1997      500,000      606,500     62,139     1,924,486     32,000         0         55,813

Charles W. Deneka,
  Senior Vice             1999      325,000      417,755     38,732            --     25,974         0         25,963
  President,              1998      280,000       95,462     15,941       621,673     59,000         0         31,963
  Science & Technology    1997      250,000      237,625     25,070     1,017,423     30,000         0         22,832

Wendell P. Weeks,
  Executive Vice          1999      325,000      417,755     31,752        58,176     42,050         0         15,257
  President,              1998      300,000       90,162     23,212            --     64,000         0         17,748
  Opto-Electronics        1997      220,000      182,940     14,124     3,018,954     16,000         0          8,085

(1) Includes tax gross-up payments.

(2) At year end 1999, Messrs. Ackerman, Deneka, Garrity, Loose and Weeks held an aggregate of 251,664; 80,537; 165,310; 175,311 and 93,637 shares of restricted stock, respectively, having an aggregate value on December 31, 1999 of $32,449,053; $10,384,280; $21,314,741; $22,604,250 and $12,073,367,
    respectively. Certain of such shares are subject to restrictions on transfer until the executive officer retires at or after age 60 and are subject to forfeiture prior to age 60 in whole if such officer voluntarily terminates employment with Corning and in part if such officer's employment is terminated by Corning. Dividends are paid to such individuals on all shares of restricted Common Stock held by them.

(3) Includes Additional Options which are described in the table captioned "Option/SAR Grants in Last Fiscal Year" on page 19.

(4) Represents amounts contributed by Corning to the Investment Plan and a non-qualified investment plan maintained by Corning to provide employees the benefits which would have been available pursuant to the terms of Corning's Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act.

  Under an existing severance policy Corning will provide to all salaried employees in certain events compensation in amounts ranging between eight weeks (for employees with at least one year of service) and fifty-two weeks (for employees with twenty or more years of service). In addition, Corning will rovide to certain of its officers and senior employees, including the named executive officers, in certain events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. These events include a constructive termination of employment as a result of a substantial change in the employee's responsibilities, compensation levels, relocation and similar matters following a change in Corning's ownership and management.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                  Potential Realizable Value
                                                                               At Assumed Annual Rates of Stock
                                      Individual Grants                     Price Appreciation for Option Term(3)
                       -----------------------------------------------   --------------------------------------------
                                    % of Total
                       Number of     Options
                       Securities    Granted
                       Underlying       to
                        Options     Employees
                        Granted     in Fiscal    Exercise   Expiration   Gain at        Gain at           Gain at
        Name              (2)          Year       Price        Date         0%            5%                10%
---------------------  ----------   ----------   --------   ----------   --------   ---------------   ---------------
Roger G. Ackerman        107,000(4)   6.76%       $95.50    11/30/2009      $0      $     6,426,360   $    16,285,657
  Additional Options:      1,659       .10%        60.31     12/6/2004       0               27,643            61,084
                           4,567       .28%        58.50     12/6/2004       0               73,814           163,110

Norman E. Garrity         56,000(4)   3.53%        95.50    11/30/2009       0            3,363,328         8,523,335

John W. Loose             65,000(4)   4.10%        95.50    11/30/2009       0            3,903,863         9,893,156
  Additional Option:       1,666       .10%        60.30     12/6/2004       0               27,631            61,057

Charles W. Deneka         24,000(4)   1.51%        95.50    11/30/2009       0            1,441,426         3,652,858
  Additional Option:       1,974       .12%        73.38      2/4/2007       0               69,160           165,651

Wendell P. Weeks          39,000(4)   2.46%        95.50    11/30/2009       0            2,342,318         5,935,894
  Additional Options:        503       .03%        61.75     4/27/2004       0                8,581            18,963
                             972       .06%        61.75     12/6/2004       0               16,583            36,643
                           1,575       .09%        63.53     12/5/2005       0               34,030            77,202

All Shareholders as a        N/A       N/A           N/A           N/A       0       12,096,198,553    30,528,501,110
  group

All Optionees as a     1,582,029(5)    100%        78.22(6)       2009       0            7,960,174       196,756,629
  group

Optionee Gain As % Of All Shareholders Gain                                                    .64%              .64%

(1) No SARs were granted.

(2) The stock option agreements also provide that an additional option ("Additional Option") may be granted if the optionee uses shares of Corning's Common Stock to pay the purchase price of an option. The Additional Option will cover the number of shares tendered in payment of the option price, will be granted at the then fair market value of Corning's Common Stock, will become exercisable only after the lapse of twelve months and will expire on the expiration date of the original option.

(3) The dollar amounts set forth under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of Corning's stock price.

(4) The stock option agreements provide that one half of the options will become exercisable on December 1, 2001 and all options will become exercisable on December 1, 2002.

(5) Includes Additional Options covering 215,429 shares.

(6) The exercise price is a weighted average of option prices relating to grants of options, including Additional Options, made on various occasions in 1999.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                 YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                 Number of Securities
                                                Underlying Unexercised         Value of Unexercised
                                                      Options at               In-the-Money Options
                     Shares                         Fiscal Year End             At Fiscal Year End
                    Acquired       Value      ---------------------------   ---------------------------
      Name         on Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------  -----------   ----------   -----------   -------------   -----------   -------------
Roger G. Ackerman    143,424     $3,979,534     144,456        445,806      $14,365,055    $36,352,295
Norman E. Garrity     62,886      2,577,682     144,160        258,290       14,207,807     21,471,689
John W. Loose         49,981      1,228,572     131,311        267,159       12,726,906     21,675,171
Charles W. Deneka     39,394        880,303      26,151        126,924        2,508,870     10,643,150
Wendell P. Weeks      29,189      1,080,459      17,543        137,407        1,644,678     10,683,913

(1) There are no SARs outstanding.

PENSION PLAN

  Corning has a defined benefit Pension Plan under which it pays benefits based upon career earnings (regular salary and cash awards such as those paid under its Variable Compensation Plans) and years of credited service. Employees are required to contribute 2% of compensation in excess of the social security wage base up to the compensation limits imposed by the Internal Revenue Code. Salaried employees may contribute 2% of earnings up to the social security wage base to increase pension benefits. Corning reviews and adjusts the benefit formula periodically for inflationary and other factors. Corning's contributions to the Plan are determined by the Plan's actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to Corning's contributions is subject to the provisions of the Employee Retirement Income Security Act and the Internal Revenue Code.

  Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act and the Internal Revenue Code. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan which pays benefits based upon final average compensation (the highest five consecutive calendar years in the ten calendar years immediately preceding retirement) and years of credited service. Certain of the benefits payable under the Executive Supplemental Pension Plan are presently funded and vested on an individual basis.

  The table below sets forth the estimated annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan assuming retirement during 2000 of participants who have met eligibility requirement for unreduced benefits. These amounts are based upon the straight life annuity option and are not subject to reduction for Social Security benefits or other payments or offsets. Additional benefits may be payable to persons who contribute voluntarily to the Pension Plan. The Plans' normal retirement age is 65 with 5 years of credited service.

                                YEARS OF SERVICE

FINAL AVERAGE PAY          15         20         25          30           35           40
---------------------------------------------------------------------------------------------
     $  500,000         $109,800   $146,400   $183,000   $  219,600   $  256,200   $  293,700
---------------------------------------------------------------------------------------------
        600,000          132,300    176,400    220,500      264,600      308,700      353,700
---------------------------------------------------------------------------------------------
        700,000          154,800    206,400    258,000      309,600      361,200      413,700
---------------------------------------------------------------------------------------------
        800,000          177,300    236,400    295,500      354,600      413,700      473,700
---------------------------------------------------------------------------------------------
        900,000          199,800    266,400    333,000      399,600      466,200      533,700
---------------------------------------------------------------------------------------------
      1,000,000          222,300    296,400    370,500      444,600      518,700      593,700
---------------------------------------------------------------------------------------------
      1,100,000          244,800    326,400    408,000      489,600      571,200      653,700
---------------------------------------------------------------------------------------------
      1,200,000          267,300    356,400    445,500      534,600      623,700      713,700
---------------------------------------------------------------------------------------------
      1,300,000          289,800    386,400    483,000      579,600      676,200      773,700
---------------------------------------------------------------------------------------------
      1,400,000          312,300    416,400    520,500      624,600      728,700      833,700
---------------------------------------------------------------------------------------------
      1,500,000          334,800    446,400    558,000      669,600      781,200      893,700
---------------------------------------------------------------------------------------------
      1,600,000          357,300    476,400    595,500      714,600      833,700      953,700
---------------------------------------------------------------------------------------------
      1,700,000          379,800    506,400    633,000      759,600      886,200    1,013,700
---------------------------------------------------------------------------------------------
      1,800,000          402,300    536,400    670,500      804,600      938,700    1,073,700
---------------------------------------------------------------------------------------------
      1,900,000          424,800    566,400    708,000      849,600      991,200    1,133,700
---------------------------------------------------------------------------------------------
      2,000,000          447,300    596,400    745,500      894,600    1,043,700    1,193,700
---------------------------------------------------------------------------------------------
      2,100,000          469,800    626,400    783,000      939,600    1,096,200    1,253,700
---------------------------------------------------------------------------------------------
      2,200,000          492,300    656,400    820,500      984,600    1,148,700    1,313,700
---------------------------------------------------------------------------------------------
      2,300,000          514,800    686,400    858,000    1,029,600    1,201,200    1,373,700
---------------------------------------------------------------------------------------------
      2,400,000          537,300    716,400    895,500    1,074,600    1,253,700    1,433,700
---------------------------------------------------------------------------------------------
      2,500,000          559,800    746,400    933,000    1,119,600    1,306,200    1,493,700
---------------------------------------------------------------------------------------------

  The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for the named executive officers is the salary and bonus set forth in the Summary Compensation Table. The bonus is included as compensation in the calendar year paid. Messrs. Ackerman, Deneka, Garrity, Loose and Weeks have 37, 27, 33, 35 and 16 years of credited service, respectively.

DIRECTORS COMPENSATION

  During 1999 Corning paid to non-employee directors an annual retainer of $27,500 and $1,000 for each meeting attended. In lieu of meeting fees, chairmen of committees received an additional retainer ranging from $4,000 to $7,500, depending upon the committee chaired.

  Directors may defer any portion of their compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (i) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. in effect on specified dates or the rate paid on the stable value fund under Corning's Investment Plans, (ii) an account based upon the market value of Corning's Common Stock from time to time, or (iii) a combination of such accounts. At December 31, 1999 eleven directors had elected to defer compensation.

  Under the Restricted Stock Plans for Non-Employee Directors, Corning issued to each non-employee director elected in 1999 400 shares of Common Stock for each year specified in the term of service for which such director was elected, subject to forfeiture and restrictions on transfer, and issued 4,000 shares to one non-employee director newly elected since the 1999 Annual Meeting, subject to forfeiture and restrictions on transfer.

  Corning has a Directors' Charitable Giving Program funded by insurance policies on the lives of the directors. In 1999, Corning paid a total of $396,790 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to the Corporation. One must be a director for five years to participate in the Program. Messrs. Brown, Garrity, Loose and Ruding and Ms. Rieman have less than five years of service as directors and are not yet eligible to participate.

OTHER MATTERS

  Corning will pay the cost and expenses of soliciting proxies. In addition to soliciting proxies by mail, some of Corning's directors, officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telegraph or other electronic means. Corning has retained Georgeson Shareholder Communications Inc., at a cost of $12,000, to help solicit proxies and may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares held of record.

By order of the Board of Directors

A. John Peck, Jr.
Vice President and Secretary

September 19, 2000

[LOGO]
  Printed on recycled paper using soybean ink

Proxy Solicited on Behalf of The Board of Directors For The Special Meeting of Shareholders--November 8, 2000

The undersigned appoints Roger G. Ackerman, Norman E. Garrity and John W. Loose, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Corning Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of shareholders thereof to be held on November 8, 2000, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the Amendment to the Restated Certificate of Incorporation and FOR the 2000 Employee Equity Participation Program.

____     Check here for address change.

New Address:
                -----------------------------------
                -----------------------------------
                -----------------------------------

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)                 CORNING




Please note that the number of shares appearing on your proxy card are on a "pre-split" basis, as the record date for this meeting preceded the distribution date for the three-for-one stock split.

The Board of Directors recommends a vote FOR proposal nos. 1 and 2.


                                            FOR      AGAINST   ABSTAIN

1.       Amendment to the Restated          ____       ____      ____
         Certificate of Incorporation

2.       2000 Employee Equity               ____       ____      ____
         Participation Program

-----------------------------------------------------------------




Signature(s)________________________        Dated:__________, 2000

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

       IF YOU WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE READ THE
                               INSTRUCTIONS BELOW.

Corning Incorporated is offering you the choice of several ways to vote your shares. If not voting in person, you may vote by mail, or choose one of the two methods described below. Your vote by telephone or the Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or the Internet, follow these steps:

TO VOTE BY PHONE:

1. Call toll-free 877-587-0755 any time using a touch tone telephone. There is no charge for this call.

2. Enter the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the recorded instructions.

TO VOTE BY INTERNET:

1.   Go to the following website: www.computershare.com/usproxy

2. Enter the information requested on your computer screen, including the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the instructions on the screen.

        IF YOU VOTE BY TELEPHONE OR THE INTERNET, THERE IS NO NEED TO AND
                     YOU SHOULD NOT RETURN YOUR PROXY CARD.